EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Sheree Aronson
(714) 247-8290
sheree.aronson@amo-inc.com

Media Contact:	Steve Chesterman
(714) 247-8711
steve.chesterman@amo-inc.com

ADVANCED MEDICAL OPTICS, INC. PRICES $450 MILLION CONVERTIBLE

SENIOR SUBORDINATED NOTES OFFERING; COMPANY TO

REPURCHASE $500 MILLION IN COMMON STOCK

(SANTA ANA, CA), June 7, 2006 — Advanced Medical Optics, Inc. (AMO) [NYSE: EYE], today announced the pricing of a private offering of $450 million aggregate principal amount of its 3.25% convertible senior subordinated notes due 2026. The notes were offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933. The sale of the notes is expected to close on June 13, 2006, subject to customary closing conditions.

The notes will be unsecured senior subordinated obligations of AMO. AMO will pay interest on the notes semi-annually at an annual rate of 3.25%. Prior to July 1, 2014, the notes will be convertible, only upon specified events, at the option of the holder into cash and, in certain circumstances, shares of AMO’s common stock at an initial conversion price of $59.61 per share (or an initial conversion rate of 16.7771 shares per $1,000 principal amount of notes). On and after July 1, 2014, and prior to maturity, the notes will be convertible at the option of the holder into cash and, in certain circumstances, shares of AMO’s common stock at the initial conversion rate, subject to adjustment. The initial conversion price represents a 30% premium to the $45.85 per share closing price of AMO’s common stock on The New York Stock Exchange on June 7, 2006.

Beginning August 4, 2014, AMO may redeem any or all of the notes at a redemption price of 100% of their principal amount, plus accrued and unpaid interest. Holders may require AMO to repurchase the notes at a repurchase price equal to 100% of their principal amount, plus accrued and unpaid interest, on August 1, 2014, August 1, 2017 and August 1, 2021, or at any time prior to their maturity upon the occurrence of a fundamental change.

AMO expects to use the net proceeds from the offering, and borrowings under its senior credit facility, to purchase $500 million worth of shares of its common stock, as well as to purchase up to $100 million in aggregate principal amount of its outstanding convertible notes through privately negotiated repurchases. The common stock will be purchased through an accelerated share repurchase arrangement with one or more of the initial purchasers and/or their affiliates, with substantially all of the shares being delivered with the closing of the sale of the notes or shortly thereafter.

The notes and any common stock issuable upon conversion of the notes will not be registered under the Securities Act of 1933 or the securities laws of any jurisdiction and, unless they are registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws.

Forward-Looking Statements

This press release contains forward-looking statements about AMO, including those relating to the offering, whether or not AMO will consummate the offering, and AMO’s plans to repurchase equity and existing debt. All forward-looking statements in this press release are based on estimates and assumptions and represent AMO’s judgment only as of the date of this press release. Actual results may differ from current expectations based on a number of factors including but not limited to changing market conditions and AMO’s ability to complete the offering and the repurchase transactions on favorable terms. Therefore, the reader is cautioned not to rely on these forward-looking statements. AMO disclaims any intent or obligation to update these forward-looking statements.

Additional information concerning these and other risk factors may be found in previous financial press releases issued by AMO and AMO’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in AMO’s 2005 Form 10-K filed in March 2006. Copies of press releases and additional information about AMO are available at www.amo-inc.com, or by contacting AMO’s Investor Relations Department by calling 714-247-8348.

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